UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2018

EVOLUTION BLOCKCHAIN GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-196921	36-4852858
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1853 King Beach Avenue, Las Vegas, Nevada	89123-4300
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 360-739-7960

_______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.03        Amendments to Articles of Incorporation or Bylaws

Effective April 16, 2018, we filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation, wherein we have increased our authorized share capital to 500,000,000 shares of common stock having a par value of $0.001 per share.

The increase of authorized capital was approved by one shareholder holding a majority of our issued and outstanding shares of common stock, pursuant to our Articles of Incorporation and By-Laws.

Item 9.01	Financial Statements and Exhibits

3.01	Certificate of Amendment of Articles of Incorporation filed April 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUTION BLOCKCHAIN GROUP INC.

/s/Lawrence Stephenson
Lawrence Stephenson
President, Chief Executive Officer, Secretary, Treasurer
and Director

Date: April 19, 2018